                                                                     EXHIBIT 99d

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FINANCIAL STATEMENTS AS OF JUNE 30, 1998 (UNAUDITED) AND 1997 (UNAUDITED)

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN



                          INDEX TO FINANCIAL STATEMENTS





Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998
    (unaudited)

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997
    (unaudited)

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1998 (unaudited)


Notes to Financial Statements


Schedule I - Item 15f - Schedule of Assets Held for Investment Purposes as of June 30, 1998 (unaudited)

Schedule II - Item 15l - Schedule of Reportable Transactions for the Year Ended June 30, 1998 (unaudited)

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)



                                                                            Participant Directed
                                                     ------------------------------------------------------------------
                                                     Common                  Short                 Investment
                                                     Stock        Equity      Term     Balanced      Contract
                                                      Fund        Fund        Fund       Fund         Fund        Total
                                                      ----        ----        ----       ----         ----        -----
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund               $   834     $  --       $  --       $  --       $  --       $   834
  Vanguard/Windsor II                                   --         8,759        --          --          --         8,759
  Vanguard Money Market Reserves-Prime Portfolio        --          --           878        --          --           878
  Vanguard STAR Portfolio                               --          --          --         6,732        --         6,732
  Vanguard Retirement Savings Trust                     --          --          --          --           891         891
                                                     -------     -------     -------     -------     -------     -------
         Total investments                               834       8,759         878       6,732         891      18,094
                                                     -------     -------     -------     -------     -------     -------

RECEIVABLES
  Interest and dividends                                --          --          --          --          --             0
                                                     -------     -------     -------     -------     -------     -------
         Total receivables                                 0           0           0           0           0           0
                                                     -------     -------     -------     -------     -------     -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS               $   834     $ 8,759     $   878     $ 6,732     $   891     $18,094
                                                     =======     =======     =======     =======     =======     =======




    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)



                                                                            Participant Directed
                                                     ------------------------------------------------------------------
                                                     Common                  Short                 Investment
                                                     Stock        Equity      Term     Balanced      Contract
                                                      Fund        Fund        Fund       Fund         Fund        Total
                                                      ----        ----        ----       ----         ----        -----
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund               $ 1,750     $  --       $  --       $  --       $  --       $ 1,750
  Vanguard/Windsor II                                   --        44,457        --          --          --        44,457
  Vanguard Money Market Reserves-Prime Portfolio        --          --         6,047        --          --         6,047
  Vanguard STAR Portfolio                               --          --          --        17,282        --        17,282
  Vanguard Retirement Savings Trust                     --          --          --          --         4,525       4,525
                                                     -------     -------     -------     -------     -------     -------
         Total investments                             1,750      44,457       6,047      17,282       4,525      74,061
                                                     -------     -------     -------     -------     -------     -------

RECEIVABLES
  Interest and dividends                                   5        --          --          --          --             5
                                                     -------     -------     -------     -------     -------     -------
         Total receivables                                 5           0           0           0           0           5
                                                     -------     -------     -------     -------     -------     -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 1,755     $44,457     $ 6,047     $17,282     $ 4,525     $74,066
                                                     =======     =======     =======     =======     =======     =======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)



                                                                 Participant Directed
                                          ------------------------------------------------------------------
                                          Common                  Short                 Investment
                                          Stock        Equity      Term     Balanced      Contract
                                           Fund        Fund        Fund       Fund         Fund        Total
                                           ----        ----        ----       ----         ----        -----
ADDITIONS:
  Net unrealized appreciation in fair
    value of investments                $     81    $  1,345    $   --      $    532    $   --      $  1,958
  Realized gains                              76       3,490        --           596        --         4,162
  Interest and dividends                      15       2,947         102         925         202       4,191
                                        --------    --------    --------    --------    --------    --------
               Total additions               172       7,782         102       2,053         202      10,311
                                        --------    --------    --------    --------    --------    --------

DEDUCTIONS:
  Benefit payments                         1,093      45,932       5,271      12,603       1,384      66,283
                                        --------    --------    --------    --------    --------    --------
               Total deductions            1,093      45,932       5,271      12,603       1,384      66,283
                                        --------    --------    --------    --------    --------    --------

INTERFUND TRANSFERS                         --         2,452        --          --        (2,452)          0

NET DECREASE                                (921)    (35,698)     (5,169)    (10,550)     (3,634)    (55,972)

NET ASSETS AT BEGINNING OF YEAR            1,755      44,457       6,047      17,282       4,525      74,066
                                        --------    --------    --------    --------    --------    --------

NET ASSETS AT END OF YEAR               $    834    $  8,759    $    878    $  6,732    $    891    $ 18,094
                                        ========    ========    ========    ========    ========    ========




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS




(1)  SUMMARY OF PLAN

           General

              The Standard Products Company (Campbell Plastics Division) IUE-AFL-CIO Local #318 Collectively Bargained Savings and Retirement Plan (the Plan) is a defined contribution plan covering all employees who have one year of service and are covered by the collective bargaining agreement between IUE-AFL-CIO Local #318 (the Union) and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

           Administration

              The Plan is administered by The Standard Products Collectively Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants may contribute up to 10 percent of their pretax compensation. There is no employer matching provision in the Plan.

           Participant Accounts

              Each participant's account is credited with the participant's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions plus actual earnings thereon.

           Investment Options

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

                 Company Common Stock Fund - This fund invests in the Standard Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                 Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



                 Balanced Fund - This fund invests in the Vanguard STAR Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust.

           Payment of Benefits

              In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998 and 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses

              The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)      FEDERAL INCOME TAXES

          The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4) RELATED-PARTY TRANSACTIONS

           Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5) PLAN TERMINATION

          Effective February 15, 1997 the Company entered into a termination agreement with the Union to cease operations at the Campbell Plastics division. The plant was closed in December, 1997. Following the plant closing, the Company intends to terminate the Plan, and upon receipt of the IRS' determination that the Plan remains qualified upon termination, the Company will distribute all remaining account balances to those participants who have not previously received distribution of their account balances.

(6)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

           The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                                                         June 30,
                                                                                   -------------------
                                                                                   1998           1997
                                                                                   ----           ----
               Net assets available for benefits per the
                 Financial statements                                             $18,094        $74,066
               Amounts allocated to withdrawing participants                        4,462              0
                                                                                  -------        -------
               Net assets available for benefits per Form 5500                    $13,632        $74,066
                                                                                  =======        =======

           The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                        Year Ended
                                                                                       June 30, 1998
                                                                                       -------------
                Benefits paid to participants per the financial
                  Statements                                                               $66,283
                Add- Amounts allocated to withdrawing participants
                  at June 30, 1998                                                           4,462
                Less- Amounts allocated to withdrawing participants
                  at June 30, 1997                                                               0

                                                                                           -------
                Benefits paid to participants per Form 5500                                $70,745
                                                                                           =======


           Amounts allocated to withdrawing participants are recorded on Form
              5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                                                                      SCHEDULE I




                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                           EIN: 34-0549970 - PLAN: 016

           ITEM 15f - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)



 Shares/
Par Value                   Description                              Cost      Market
---------                   -----------                              ----      ------
      55      *Standard Products Company Stock Fund                $   646    $   834

     268      *Vanguard/Windsor II                                   6,375      8,759

     878      *Vanguard Money Market Reserves-Prime Portfolio          878        878

     358      *Vanguard STAR Portfolio                               5,741      6,732

     891      *Vanguard Retirement Savings Trust                       891        891
                                                                   -------    -------

              Total                                                $14,531    $18,094
                                                                   =======    =======


                         *Represents a party-in-interest

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II






                          THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                           EIN: 34-0549970 - PLAN: 016

                 Item 15l - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)






 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1997:


   Shares/                                                   Purchase Cost/       Historical           Gain
  Par Value                Description                       Sale Proceeds          Cost              (Loss)
  ---------                -----------                       -------------          ----              ------
                   *Vanguard/Windsor II-
  1,530                Sales                                     45,932             36,371             9,561
    185                Purchases                                  5,398              5,398               N/A
                   *Vanguard STAR Portfolio-
    693                Sales                                     12,604             11,068             1,536
     54                Purchases                                    927                927               N/A
                   *Vanguard Retirement Savings
                      Trust-
  3,837                Sales                                      3,837              3,837                -
    203                Purchases                                    203                203               N/A
                   *Vanguard Money Market Reserves-
                      Prime Portfolio-
  5,271                Sales                                      5,271              5,271                -
    103                Purchases                                    103                103               N/A

                   Individual Transactions:

                   *Vanguard Money Market Reserves-
                      Prime Portfolio-
  3,972                Sales 7/14/97                              3,972              3,972                -
                   *Vanguard STAR Portfolio-
    292                Sales 7/14/97                              5,189              4,635               554
                   *Vanguard/Windsor II-
    377                Sales 9/15/97                             11,028              8,970             2,058
    452                Sales 12/15/97                            12,818             10,463             2,355
    280                Sales 5/15/98                              9,190              7,056             2,134
    235                Sales 6/12/98                              7,602              5,480             2,122


                         *Represents a party-in-interest


          The accompanying notes are an integral part of this schedule.